Exhibit 10.1

PURCHASE AND EXCHANGE AGREEMENT

This Purchase and Exchange Agreement (the “Agreement”), dated as of November 11, 2024, is being entered into among Osher Capital Partners, LLC (“Purchaser”), Altbanq Lending LLC (the “Seller”) and American Rebel Holdings, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Seller is the holder of a note dated March 27, 2024, evidenced by the Business Loan and Security Agreement, in the original principal amount of $1,300,000.00 (the “Note”). As of the date hereof $1,229,350 in principal (“Note Balance”) (constituting $910,000 of the original principal, $150 bounce payment fee, $15,000 late fee and $304,200 collection costs) is due and payable under the Note.

WHEREAS, the Seller desires to sell a portion of the Note consisting of $150,469.11 (the “Assigned Note Portion”) to the Purchaser and the Purchaser desires to purchase the Assigned Note Portion from the Seller on the terms set forth in this Agreement;

WHEREAS, the Company agrees that contemporaneously with assignment of the Assigned Note Portion to the Purchaser the Company will exchange the Assigned Note Portion for 78,615 shares of the Company’s common stock (at $1.914 per share) as a 3(a)(9) exchange (the “Exchange Shares”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 The Initial Closing. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell, assign, convey, and transfer to the Purchaser the Assigned Note Portion, for purchase price of $[*] (the “Purchase Price”). The date of the Closing is hereinafter referred to as the “Closing Date.”

1.2 Deliveries. At the Closing parties shall deliver or shall cause to be delivered the following:

(A) each party will deliver its executed copy of this Agreement;

(B) the Purchaser shall deliver Purchase Price pursuant to wire instructions provided by the Seller;

(C) the Seller or its counsel shall issue a statement (in the form attached as Attachment A hereto) to all vendors, suppliers or any entity that may have been notified by or on behalf of the Seller of UCC liens on the Company and its subsidiaries (the “UCC Notices”); and

(D) the Company shall deliver the Exchange Shares to the Purchaser.

1.3 Seller Documents. Any security interest arising from or securing the Note shall not be terminated at the Closing. All of the Seller’s rights under the Note and documents delivered in connection with the underlying loan shall remain in full force and effect except that the Assigned Note Portion shall be deemed satisfied. The Seller, for the Standstill Period set forth in Item 1.5 below, shall not seek to foreclose on the Note or enforce its UCC rights under the Note. Further, the Seller shall not rescind or otherwise revoke the Attachment A statement to be sent to the Company’s and its subsidiaries’ affected parties.

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1.4 Additional Closings. At any time during the ninety days after the Closing, upon one day’s written notice to the Seller and Company, the Purchaser may purchase additional portions of the Note (“Additional Portions”), at one or more closing, by sending an additional closing notice (the form of which is annexed hereto as Exhibit A hereinafter an “Additional Closing Notice”) in the amount set forth in the Additional Note Notice and the Company will exchange such Additional Portions for shares of its Common Stock (“Additional Shares”) as a 3(a)(9) exchange. The Additional Shares will be calculated by dividing the relevant Additional Portion by 75% of the average of the three lowest bids for the Company’s common stock on its principal trading market on the five trading days prior to the closing of the purchase of the Additional Portion. Each Additional Closing Notice shall set forth the Additional Portion being purchased, which shall also be the Purchase Price and the number of Additional Shares to be issued. At the closing of each Additional Portion the parties shall make the same deliveries as set forth in Section 1.2 (b) and 1.2(c).

The “Beneficial Ownership Limitation” shall be 4.99% of the number of the Common Shares outstanding immediately after giving effect to the issuance of common shares issuable upon any closing of the purchase of an Additional Portion by the Purchaser. No closing of the purchase of any Additional Portion shall take effect nor shall the Purchaser be able to purchase any Additional Portion to the extent that after giving effect to such issuance after closing as set forth on the applicable Additional Closing Notice, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation.

All representations of each party set forth in Article II shall apply and be true as of the date of the Closing and the closing of the purchase of each Additional Portion.

Provided the Purchaser provides customary representation letters, the Company will accept any legal opinion provided by the Purchaser to have the Exchange Shares and Additional Shares without any restrictive legend to allow the Purchaser to sell the Exchange Shares and Additional Shares pursuant to Rule 144.

1.5 Standstill. For a period of ninety days after the Closing (the “Standstill Period”), the Seller and Company shall not further amend the Note nor allow any payments to be made on account of the Note. In the event there has been a material adverse event with the Company or tother reasonable cause, upon fifteen (15) days written notice, the Seller may accelerate the termination of the Standstill Period.

1.6 Enforcement. In the event that Purchaser does not purchase the entire Note Balance from Seller on or before the expiration of the Standstill Period, or if this agreement terminates for any reason whatsoever, immediately and without notice to any party, the Note Balance less any payments received by Seller pursuant to this Agreement, shall be immediately due from the Company (and any guarantor) to Seller. Notwithstanding anything to the contrary herein, Seller specifically retains and reserves all rights and remedies pursuant to the Note including but not limited to retaining its security interest in all assets of the Company up to the amount of the Note Balance.

1.7 Public Disclosure. Within two (2) Business Days after the Closing, the Company shall file a form 8-K with the Securities and Exchange Commission, disclosing the material facts related to the issuance of the Exchange Shares or Additional Shares. The form 8-K shall be provided to Purchaser for review and comment prior to filing. The Attachment A statement shall be included in the Form 8-K. Further, upon full satisfaction of the Note, the Seller shall within four (4) Business Days deliver to the Company the UCC-3 termination notice, substantially in the form set forth on Attachment B, and file such notice in all forums in which a UCC financing statement was filed.

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1.8 Stockholder Approval. The Company will not issue shares of common stock in excess of 19.99% of the shares outstanding as of the date of this Agreement. In the event the previous sentence restricts the Company’s ability to completely convert the Note, the Company will seek stockholder approval to allow the issuance shares of common stock in excess of 19.99% of the shares outstanding as of the date of this Agreement.

1.9 Rescission. In the event the Company fails to issue to the Purchaser any Exchange Shares or Additional Shares within one trading day after the relevant Closing, the Purchaser shall have the right to rescind such purchase. Upon such rescission, the Company will not be required to issue any shares of common stock, the amount owed on the Note will remain as it was had such purchase not occurred and the Seller will return the relevant purchase price.

1.10 Funds received. Notwithstanding Section 1.5 to the extent any payments are received during the Standstill Period the Seller may apply such Payment to the outstanding amounts owed on the Note or return such funds to the Company. During the Standstill Period, the Seller shall provide the Company with a weekly statement of all funds collected by 5:00 P.M. EST on each Friday. Further, concurrent with the execution of this Agreement, the Seller shall provide the Company with a detailed list of all entities who were sent UCC Notices.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties:

(A) Authorization; Enforcement. The Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Seller and the consummation by him of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(B) Ownership. The Seller owns and is selling, assigning, conveying and transferring to the Purchaser all of its right, title and interest to the Assigned Note Portion or Additional Portion, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Assigned Note Portion or Additional Portion shall vest in Purchaser, free of all liens and other charges.

(C) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Seller, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Seller or any of the Seller’s properties or assets, the violation of which would have a material adverse effect upon the Seller, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of the Seller’s properties or assets may be bound which would have a material adverse effect upon the Seller except for the consent of the Company which is being given by the Company in Section 2.3(A) of this Agreement.

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(D) The Seller is not now and has not been for the previous three (3) months an “Affiliate” of the Company as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”).

2.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants as follows:

(A) Due Diligence. The Purchaser acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence it requires in order to satisfy itself to enter into this Agreement and perform its obligations hereunder.

(B) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof or any other jurisdiction applicable to the Purchaser, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof or any other jurisdiction applicable to the Purchaser, or any judgment, order, writ, decree or injunction applicable to the Purchaser or any of its properties or assets, the violation of which would have a material adverse effect upon the Purchaser, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties or assets may be bound which would have a material adverse effect upon the Purchaser.

(C) The Purchaser (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that the Purchaser is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Purchaser; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Seller concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of the Purchaser; (iv) is in a financial position to hold the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company; and (v) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

(D) The Purchaser understands that the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares have not been registered under applicable state or federal securities laws, and is purchasing the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser understands and acknowledges that the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares is being acquired from the Seller without the Company furnishing any information to the Purchaser and that the Purchaser has not had any communication with the Company or any officer, director, or representative thereof in connection with the transactions contemplated by this Agreement except as contained herein.

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(E) If Purchaser has chosen to do so, Purchaser has been represented by such legal and tax counsel and other professionals, each of whom has been personally selected by Purchaser, as Purchaser has found necessary to consult concerning the purchase of the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares.

(F) With respect to the United States federal, state and foreign tax aspects of Purchaser’s investment, Purchaser is relying solely upon the advice of Purchaser’s own tax advisors, and/or upon Purchaser’s own knowledge with respect thereto.

(G) Purchaser has not relied, and will not rely upon, any information with respect to this Agreement other than the information contained in this Agreement. Purchaser understands that no person has been authorized to make representations or to give any information or literature with respect to this Agreement that is inconsistent with the information that is set forth in this Agreement.

(H) Purchaser understands that, other than as provided in this Agreement, no covenants, representations, or warranties have been authorized by or will be binding upon the Company, with regard to this Agreement, the performance of the Company or any expectation of investment returns, including any representations, warranties or agreements contained or made in any written document or oral communication received from or had with the Company, its Affiliates, Company counsel or any of their respective representatives or agents. Purchaser has not relied upon any information or representation that may be or has been made or given except as permitted under this Agreement.

(I) Purchaser understands that the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares has not been registered under the Act, or pursuant to the provisions of the securities or other laws of any other applicable jurisdictions. The Purchaser is aware that the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares are “restricted securities” as such term is defined in Rule 144 promulgated under the Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.

(J) Purchaser has substantial investment experience and is familiar with investments of the type contemplated by this Agreement. Purchaser is aware that purchase of the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares is a speculative investment involving a high degree of risk and there is no guarantee that Purchaser will realize any gain from Purchaser’s investment or realize any tax benefits therefrom and Purchaser is further aware that Purchaser may lose all or a substantial part of Purchaser’s investment. Purchaser understands that there are substantial restrictions on the transferability of the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares. Purchaser affirms that Purchaser acknowledges that this investment is highly speculative, involves a high degree of risk and, accordingly, Purchaser can afford to lose its entire investment.

(K) The Purchaser hereby agrees that the Company may insert the following or similar legend on the face of the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares and any shares of the Company’s common stock issued upon exchange of the Note, if required in compliance with the Securities Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the act and any applicable state securities laws is available.”

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2.3 Consent, Representations and Warranties of the Company. The Company hereby makes the following representations and warranties:

(A) Consent. The Company consents to the Seller’s sale, assignment, conveyance, and transfer of the Assigned Note Portion and Additional Portion to the Purchaser provided for herein.

(B) Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(C) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound which would have a material adverse effect upon the Company.

(D) The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the note principal or any other sum that has or may accrue or be payable pursuant to the Note or the documents delivered together therewith or related thereto.

(E) The Company acknowledges that for Rule 144 purposes the Purchaser’s holding period of the Assigned Note Portion, Additional Portion, Exchange Shares or Additional Shares tacks back to March 27, 2024, the date the Note was issued to the Seller.

(F) The Company is current in all its required filings with the Securities and Exchange Commission.

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ARTICLE III

GENERAL MATTERS

5.1. Reserved.

5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)	If to the Seller, to:	Altbanq Lending LLC
477 Madison Ave., Floor 24
New York, NY 10022
Email: david@altbanq.com
Attention: David Obstfeld, CEO

(b)	If to the Purchaser, to:	Osher Capital Partners, LLC
24 Tammy Road
Spring Valley, NY 10977
Email: arikluger@gmail.com
Attention: Ari Kluger, Manager

(c)	If to the Company:	American Rebel Holdings, Inc.
5115 Maryland Way
Brentwood TN 37027
Email: corey.lambrecht@americanrebel.com
Attention: Corey Lambrecht, CEO

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.4. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.5. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by electronic transmission and delivered by electronic transmission.

5.6. Agreement. Each of the undersigned states that he or it has read the foregoing Agreement and understands and agrees to it.

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5.7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the party determined not to have prevailed for his or its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.9. No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

5.10. Construction. The article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.11. Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by any other party to carry out the provisions and purposes of this Agreement.

5.12. Third Parties. No third party shall have any rights under this Agreement.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Exchange Agreement on and as of the date first set forth above.

Osher Capital Partners, LLC		Altbanq Lending LLC
“Purchaser”		“Seller”

/s/ Ari Kluger		/s/ Samuel Twersky

American Rebel Holdings, Inc.
“Company”

/s/ Charles A. Ross, Jr.
By:	Charles A. Ross, Jr.
Its:	CEO

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Exhibit A

Closing Notice

To: Altbanq Lending LLC (the “Seller”) and American Rebel Holdings, Inc., a Nevada corporation (the “Company”).

Pursuant to that Purchase and Exchange Agreement dated November 11, 2024, Osher Capital Partners, LLC (“Purchaser”), hereby elects to purchase and exchange an Additional Portion equal to:

$___________________________________________________________ for a purchase price equal to such amount.

Such Additional Portion shall be exchanged at closing for ______________________________________ shares of the Company’s Common Stock.

Dated:

Osher Capital Partners, LLC

“Purchaser”

____________________________

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Attachment A – UCC Lien Rescission Letter (Form)

Berkovitch & Bouskila, PLLC

1545 U.S. 202, Suite 101

Pomona, New York 10970

Date:

To: [UCC Lien Notice Recipient]

[Address]

Re: AMERICAN REBEL INC. and CHAMPION SAFE COMPANY, INC. and SUPERIOR SAFE and AMERICAN REBEL HOLDING, INC and SUPERIOR SAFE CO, L.L.C. and SAFE GUARD SECURITY PRODUCTS, LLC and SUPERIOR SAFE COMPANY and SUPERIOR SAFE CO LLC and AMERICAN REBEL HOLDINGS, INC. and AMERICAN REBEL HOLDINGS, INC and SUPERIOR SAFE CO and AMERICAN REBEL HOLDINGS INC and SAFE CO and SUPERIOR SAFE, LLC and AMERICAN REBEL, INC. and AMERICAN REBEL ,INC and CHAMPION SAFE COMPANY INC and CHAMPION SAFE CO., INC. and SAFE GUARD SECURITY PRODUCTS LC and CUBESCAPE INC and AMERICAN REBEL HOLDINGS and AMERICAN REBEL HOLDING and AMERICAN REBEL and CHAMPION SAFE COMPANY and CHAMPION SAFE CO and SAFE GUARD SECURITY PRODUCTS and SAFE GUARD and SAFE GUARD SAFE COMPANY and SAFE GUARD SAFE CO. and CHARLES ANDREW ROSS JR

EIN: 47-3892903 EIN: EIN: EIN:26-0333651 EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN:47-1937934 EIN:87-0676377 EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: EIN: SSN: XXX-XX-2673

Index No.

A settlement has been reached with the above-named merchant. All liens may be removed from its account and funds may be disbursed to it.

A-1

Attachment B – UCC-3 Termination Statement

B-1